Exhibit 3.1(ag)
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY
Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:
1.	The name of the limited liability company is
                    Artery Potomia, LLC

(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)
2.	A. The name of the limited liability company’s initial registered agent is
                    Commonwealth Legal Services Corporation

B.	The registered agent is (mark appropriate box):
(1)	an INDIVIDUAL who is a resident of Virginia and
☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that is a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.
OR

(2)	☑	domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.
3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 301	Glen Allen, VA	23060

(number/street)	(city or town)	(zip)
which is physically located in the ☑ county or ☐ city of Henrico

4.	The limited liability company’s principal office address, including the street and number, is

7200 Wisconsin Avenue, Suite 1000	Bethesda	MD	20814

(number/street)	(city or town)	(state)	(zip)
5.	Signatures:

/s/ Laura Murrer		10/16002

	(signature)	(date)

Laura Murrer

	(printed name)	(telephone number (optional))

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF AMENDMENT
CHANGING THE NAME AND/OR THE PRINCIPAL OFFICE ADDRESS OF
A VIRGINIA LIMITED LIABILITY COMPANY
By the Members
The undersigned, on behalf of the limited liability company set forth below, pursuant to § 13.1-1014 of the Code of Virginia, states as follows:

1.	The current name of the limited liability company, as it appears on the records of the State Corporation Commission, is

Artery Potomia, LLC

2.	The name of the limited liability company is changed to

Elysian Heights Potomia, LLC
(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)

3.	The limited liability company’s principal office address, including the street and number, is changed to

7200 Wisconsin Ave., Suite 1000	Bethesda	MD	20814

(number/street)	(city or town)	(state)	(zip)

4.	(See “Approval” Instructions for requisite vote.) The foregoing amendment was adopted by a vote of the members in accordance with the provisions of the Virginia Limited Liability Company Act on
6/19/2009
(date)
Executed in the name of the limited liability company by:

/s/ B. Hayes McCarty	6/23/09
(signature)	(date)

B. Hayes McCarty	Manager
(printed name)	(title (e.g., manager or member))

S085668	301-961-8000
(limited liability company’s SCC ID no. (optional))	(telephone number (optional))
     CHECK IF APPLICABLE (see instructions):
☐	The person signing this document on behalf of the limited liability company has been delegated the right and power to manage the company’s business and affairs.
(The articles must be executed in the name of the limited liability company by any manager or other person who has been delegated the right and power to manage the business and affairs of the limited liability company, or if no managers or such other persons have been selected, by any member of the limited liability company.)

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public viewing.